UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 16, 2019, Telenav, Inc. ("Telenav" or the “Company”) completed the previously announced disposition of its digital advertising operations (the "Ads Business") to inMarket Media, LLC, ("inMarket") (the "inMarket Transaction"). In exchange, inMarket issued to the Company units of inMarket representing a 14.5% member interest in inMarket at the time of the closing of the inMarket Transaction. The Company also received a perpetual, non-exclusive, irrevocable, royalty-free license under software and other intellectual property rights being assigned to inMarket as part of the inMarket Transaction, as set forth in the Asset Purchase Agreement, dated August 8, 2019, by and among the Company, Thinknear, Inc., a wholly owned subsidiary of the Company, and inMarket (the "Asset Purchase Agreement"). Pursuant to the terms of a Transition Services Agreement (the “Transition Services Agreement”), the Company also agreed to provide inMarket with transition services for a period of time generally not to exceed eight months following the closing of the inMarket Transaction.

The unaudited pro forma condensed consolidated balance sheet of Telenav as of June 30, 2019 is presented as if the inMarket Transaction occurred on June 30, 2019. The unaudited pro forma condensed consolidated statements of operations for each of the years ended June 30, 2019, 2018 and 2017 are presented as if the inMarket Transaction occurred on July 1, 2016, the first day of the Company's 2017 fiscal year.

The unaudited pro forma condensed consolidated financial statements have been derived from the Company's historical financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and are presented based on preliminary estimates and assumptions and other information available at the time of preparation. The unaudited pro forma condensed consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of the Company’s financial condition or results of operations had the inMarket Transaction occurred on the dates presented, and should not be taken as representative of the Company’s future financial condition or results of operations. Beginning with the three months ending September 30, 2019, the historical financial results attributable to the Ads Business for periods prior to the completion of the inMarket Transaction will be presented as discontinued operations in the Company’s condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with historical consolidated financial statements and related notes of Telenav included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Telenav, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

	June 30, 2019
	Historical	Pro Forma Adjustments		Telenav, Inc. Pro Forma
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$27,275	$—		$27,275
Short-term investments	72,203	—		72,203
Accounts receivable	75,792	(5,132)	(a)	70,660
Restricted cash	1,950	—		1,950
Deferred costs	18,752	—		18,752
Prepaid expenses and other current assets	4,103	(223)	(a)	3,880
Total current assets	200,075	(5,355)		194,720
Property and equipment, net	5,655	(31)	(a)	5,624
Deferred income taxes, non-current	939	—		939
Goodwill and intangible assets, net	27,487	(11,786)	(b)	15,701
Deferred costs, non-current	61,050	—		61,050
Other assets	1,809	(347)	(a)	17,062
		15,600	(c)
Total assets	$297,015	$(1,919)		$295,096
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,034	$—		$17,034
Accrued expenses	51,299	—		51,299
Deferred revenue	31,270	—		31,270
Income taxes payable	800	—		800
Total current liabilities	100,403	—		100,403
Deferred rent, non-current	1,296	—		1,296
Deferred revenue, non-current	103,865	—		103,865
Other long-term liabilities	811	—		811
Stockholders’ equity:
Common stock	47	—		47
Additional paid-in capital	182,349	—		182,349
Accumulated other comprehensive loss	(1,477)	—		(1,477)
Accumulated deficit	(90,279)	(1,919)	(d)	(92,198)
Total stockholders’ equity	90,640	(1,919)		88,721
Total liabilities and stockholders’ equity	$297,015	$(1,919)		$295,096

Telenav, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended June 30, 2019
	Historical	Pro Forma Adjustments		Telenav, Inc. Pro Forma
	(unaudited)
Revenue:
Product	$168,619	$—		$168,619
Services	52,277	(24,241)	(e)	28,036
Total revenue	220,896	(24,241)		196,655
Cost of revenue:
Product	97,245	—		97,245
Services	27,430	(11,527)	(e)	15,903
Total cost of revenue	124,675	(11,527)		113,148
Gross profit	96,221	(12,714)		83,507
Operating expenses:
Research and development	83,953	(5,350)	(e)	78,603
Sales and marketing	19,322	(11,740)	(e)	7,582
General and administrative	23,811	—		23,811
Goodwill impairment	2,556	(2,556)	(e)	—
Legal settlement and contingencies	700	—		700
Total operating expenses	130,342	(19,646)		110,696
Loss from operations	(34,121)	6,932		(27,189)
Other income, net	2,916	—		2,916
Loss before provision for income taxes	(31,205)	6,932		(24,273)
Provision for income taxes	1,283	—	(f)	1,283
Net loss	$(32,488)	$6,932		$(25,556)

Net loss per share:
Basic and diluted	$(0.71)			$(0.56)
Weighted average shares used in computing net loss per share:
Basic and diluted	45,577			45,577

Telenav, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended June 30, 2018
	Historical As adjusted(1)	Pro Forma Adjustments		Telenav, Inc. Pro Forma
	(unaudited)
Revenue:
Product	$163,599	$—		$163,599
Services	54,864	(27,229)	(e)	27,635
Total revenue	218,463	(27,229)		191,234
Cost of revenue:
Product	102,224	—		102,224
Services	25,847	(13,341)	(e)	12,506
Total cost of revenue	128,071	(13,341)		114,730
Gross profit	90,392	(13,888)		76,504
Operating expenses:
Research and development	85,646	(5,700)	(e)	79,946
Sales and marketing	20,748	(11,593)	(e)	9,155
General and administrative	21,562	—		21,562
Goodwill impairment	2,666	—		2,666
Legal settlement and contingencies	425	—		425
Total operating expenses	131,047	(17,293)		113,754
Loss from operations	(40,655)	3,405		(37,250)
Other income, net	833	—		833
Loss before provision for income taxes	(39,822)	3,405		(36,417)
Provision for income taxes	1,012	—	(f)	1,012
Net loss	$(40,834)	$3,405		$(37,429)

Net loss per share:
Basic and diluted	$(0.92)			$(0.84)
Weighted average shares used in computing net loss per share:
Basic and diluted	44,498			44,498
(1) Adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and ASC 340-40, Other Assets and Deferred Costs - Contracts with Customers, collectively referred to as ASC 606.

Telenav, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Fiscal Year Ended June 30, 2017
	Historical As adjusted(1)	Pro Forma Adjustments		Telenav, Inc. Pro Forma
	(unaudited)
Revenue:
Product	$155,025	$—		$155,025
Services	54,690	(26,841)	(e)	27,849
Total revenue	209,715	(26,841)		182,874
Cost of revenue:
Product	98,531	—		98,531
Services	21,905	(12,724)	(e)	9,181
Total cost of revenue	120,436	(12,724)		107,712
Gross profit	89,279	(14,117)		75,162
Operating expenses:
Research and development	67,406	(5,066)	(e)	62,340
Sales and marketing	21,995	(10,525)	(e)	11,470
General and administrative	23,041	(465)	(e)	22,576
Legal settlement and contingencies	6,424	—		6,424
Total operating expenses	118,866	(16,056)		102,810
Loss from operations	(29,587)	1,939		(27,648)
Other income, net	892	—		892
Loss before provision for income taxes	(28,695)	1,939		(26,756)
Provision for income taxes	841	—	(f)	841
Net loss	$(29,536)	$1,939		$(27,597)

Net loss per share:
Basic and diluted	$(0.68)			$(0.64)
Weighted average shares used in computing net loss per share:
Basic and diluted	43,343			43,343
(1) Adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and ASC 340-40, Other Assets and Deferred Costs - Contracts with Customers, collectively referred to as ASC 606.

Telenav, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted to present events that are (i) directly attributable to the inMarket Transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s future results of operations or financial condition following the completion of the inMarket Transaction. The allocation of corporate support, general, management and administrative and other liabilities and expenses included may differ from expenses that would have been included without the inMarket transaction. The unaudited pro forma condensed consolidated statements of operations do not reflect the estimated loss to the Company on the inMarket Transaction. Additional costs incurred or expected to be incurred by the Company in determining the loss on the inMarket Transaction consist primarily of severance for terminated Ads Business employees who were not offered employment by inMarket, any lease termination fees, and third-party consulting costs associated with the inMarket Transaction.

NOTE 2. Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(a)  Represents the assets conveyed to inMarket in the inMarket Transaction. In accordance with the asset purchase agreement, the amount of accounts receivable to be conveyed to inMarket was estimated to be 80% of the total accounts receivable balance attributed to the Ads Business. Liabilities assumed by inMarket are related to future obligations under facility operating leases and other contractual obligations, which were not liabilities recorded on the condensed consolidated balance sheet at June 30, 2019. Accordingly, the assumption of those liabilities by inMarket did not result in an adjustment to the pro forma condensed consolidated balance sheet.

(b)  Reflects the write-off of goodwill associated with the Ads Business.

(c)  Reflects the estimated value of the 14.5% member interest in inMarket received by the Company in exchange for the Ads Business. That value was estimated based upon certain assumptions regarding inMarket, including the amount of estimated future cash flows, weighted average cost of capital and the period during which the estimated future cash flows will occur, amongst other factors.

(d)  Represents a preliminary estimate of the loss incurred by the Company on the sale of the Ads Business calculated by comparing the value of the consideration received from inMarket to the carrying value of the net assets conveyed as of March 31, 2019. This preliminary estimate is expected to change upon the finalization of the Company’s condensed consolidated financial statements for the three months ending September 30, 2019.

(e)   Reflects adjustments to present revenue, cost of revenue and estimated operating expenses of the Ads Business for each of the fiscal years ended June 30, 2019, 2018 and 2017 as a separate discontinued operation. Revenue and cost of revenue are derived from historical amounts reported by the Company for its advertising business segment. Estimated operating expenses are directly attributable to the Ads Business.

(f)   No adjustment has been made to the provision for income taxes, as income taxes are primarily related to the Company's foreign operations, which support its automotive and mobile navigation business segments.

NOTE 3. Transition Services Agreement

No pro forma adjustments have been made associated with the Transition Services Agreement as the services to be provided with a defined monetary value are not considered material, will not have a continuous impact on the Company, and the variable elements of such services are not estimable at this time.